                                                                   EXHIBIT 10.27

                          SECURITIES PURCHASE AGREEMENT


         THIS IS A SECURITIES PURCHASE AGREEMENT (this "Agreement") by and between the undersigned ("Purchasers"), and AER Energy Resources, Inc., a Georgia corporation ("AER"), dated as of September 27, 2000, and by which Purchasers and AER, in consideration of the agreements set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged), hereby agree as follows:

         1. Agreement to Purchase and Sell. Upon the terms set forth in this Agreement, each Purchaser hereby agrees to purchase from AER and AER agrees to sell to each Purchaser (i) (A) 200,000 shares of AER's no par value Series A Convertible Preferred Stock (the "Preferred Stock") and (B) 2,250 shares of Preferred Stock (representing 50% of a transaction fee to be paid by AER to each Purchaser) (collectively, the shares to be issued by AER pursuant to clauses (A) and (B) above shall be referred to as the "Shares") and (ii) a warrant to purchase 470,035 shares of AER's no par value Common Stock (collectively, the "Warrants") in the form attached hereto as Exhibit A. The aggregate purchase price for each Purchaser for its Shares and Warrants shall be $2,000,000.

         2. The Closing. The closing shall occur at 10:00 a.m. on September 27, 2000 (the "Closing") at the offices of Sutherland Asbill & Brennan LLP, 999 Peachtree Street, N.E., Atlanta, Georgia 30309-3996, or as the parties shall otherwise agree. At the Closing, the following shall occur:

                  (a) AER shall deliver to each Purchaser (i) a duly completed and executed share certificate in the name of each Purchaser representing its Shares, (ii) a duly completed and executed Warrant, and (iii) if such Purchaser converts in part its $1,000,000 AER convertible promissory note dated March 31, 2000 (a "Note") to Preferred Stock, a new AER promissory note for the remaining principal balance, with otherwise identical terms.

                  (b) Each Purchaser shall deliver to AER by wire transfer in immediately available federal funds the aggregate purchase price of its Shares and its Warrant (less $22,500, representing 50% of the transaction fee to be paid by AER in cash to each Purchaser), or at its option, it may pay a portion of the purchase price by converting its Note at a conversion price of $10.00 of principal per Share, in which case the Note will be surrendered for cancellation in whole or in part, as appropriate.

         3.       Representations and Warranties.

                  (a) By AER. AER hereby represents and warrants to each Purchaser that:

                           (i)      AER is a duly incorporated and organized
Georgia corporation validly existing and in good standing under Georgia law;

                           (ii)     AER has the power and authority to issue the
Shares and the Warrant to Purchaser pursuant to this Agreement and to execute, deliver and otherwise perform this Agreement, and without limiting the foregoing, the Board of Directors of AER has authorized and approved the execution, delivery and performance of this Agreement;

                           (iii)    the Shares, the AER Common Stock ("Common
Stock") issuable upon exercise of the Warrants (the "Warrant Shares") and the Common Stock issuable upon conversion of the Shares (the "Conversion Shares") when issued will be validly issued, fully paid and non-assessable shares of capital stock of AER free and clear of any liens, encumbrances, adverse rights or claims of any kind whatsoever, and AER will at all times maintain a number of authorized but unissued shares of Common Stock for issuance of the Warrant Shares and the Conversion Shares;

                           (iv)     this Agreement and the Warrants each has
been duly executed and delivered by AER, and constitutes the legal, valid and binding obligation of AER, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other laws and equitable principles affecting creditors' rights generally and the discretion of the courts in granting equitable remedies;

                           (v)      the execution, delivery and performance of
this Agreement and the Warrants each is in compliance with, and is not and will not be, after the giving of notice or the passage of time or both, in violation of (A) the articles of incorporation or bylaws of AER as amended or restated,
(B) any applicable law, regulation or order to which AER or its assets is subject or bound, or (C) any agreement to which AER or its assets is subject or bound (and without limiting the foregoing, will not result in any preemptive rights or otherwise require the issuance of stock or other securities to satisfy antidilution or other similar requirements);

                           (vi)     all of the documents (the "SEC Documents")
filed by AER within the last thirty-six months prior to the date of this Agreement with the Securities and Exchange Commission (the "Commission") in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (collectively the "Securities Acts"), conformed in all material respects to the requirements of the Securities Acts and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (vii)    the authorized capital stock of AER consists
of 100,000,000 shares of common stock, no par value ("Common Stock") and 10,000,000 shares of preferred stock, no par value. As of September 21, 2000, AER had 24,850,263 shares of Common Stock outstanding, and no shares of preferred stock outstanding. Other than warrants previously issued to each Purchaser, the Warrant issued to Swartz Investments, Inc. ("Swartz") in 1995, and stock options granted to employees and restricted stock issued to directors, both as described in the SEC Documents, AER has no outstanding securities convertible into (or exercisable or exchangeable for) or evidencing the right to purchase or subscribe for, shares of its capital stock or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements or arrangements, obligating it to issue any shares of its capital stock or securities convertible into capital stock;

                           (viii)   the financial statements (including any
related notes) included in the SEC Documents (the "Financial Statements"), have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as may be noted therein) and fairly present the financial condition, results of operations and cash flows of AER as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments (none of which were or could be expected to be material in amount or effect)); and

                           (ix)     except as set forth in the Financial
Statements, since December 31, 1999, AER has conducted its business only in the ordinary course in substantially the same manner as theretofore conducted, and AER has not undergone or suffered any material adverse change in its condition, financial or otherwise, business, operations, affairs, properties, assets or prospects.

                  (b) By Purchasers. Each Purchaser hereby represents and warrants to AER:

                           (i)      this Agreement has been duly executed and
delivered by Purchaser, and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other laws and equitable principles affecting creditors' rights generally and the discretion of the courts in granting equitable remedies;

                           (ii)     Purchaser will acquire the Shares, the
Conversion Shares, the Warrant and the Warrant Shares (collectively the "Securities") for its own account, to hold for investment, and with no present intention of dividing its participation with others or reselling or otherwise participating, directly or indirectly, in a distribution of the Securities, and it will not make any sale, transfer, or other disposition of the Securities in violation of the Securities Act or any applicable state securities laws (the "State Acts"). There will be placed on the Warrant and any certificates for the Shares, the Conversion Shares and the Warrant Shares, a legend stating in substance:

                           THE SECURITIES EVIDENCED HEREBY HAVE NOT
                           BEEN REGISTERED UNDER THE SECURITIES ACT OF
                           1933 AS AMENDED (THE "SECURITIES ACT") OR
                           ANY STATE SECURITIES LAWS IN RELIANCE ON ONE
                           OR MORE EXEMPTIONS THEREUNDER AND MAY NOT BE
                           SOLD OR TRANSFERRED EXCEPT IN TRANSACTIONS
                           EXEMPT FROM REGISTRATION UNDER THE
                           SECURITIES ACT OR ANY APPLICABLE STATE
                           SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE
                           REGISTRATION STATEMENT THEREUNDER. THE
                           SECURITIES EVIDENCED HEREBY ARE SUBJECT TO

                           RESTRICTIONS ON TRANSFER CONTAINED IN A
                           SECURITIES PURCHASE AGREEMENT TO WHICH THE
                           CORPORATION IS A PARTY. ANY TRANSFER OF THE
                           SECURITIES REPRESENTED HEREBY IN VIOLATION
                           OF SAID AGREEMENT SHALL BE VOID. THE
                           CORPORATION WILL MAIL TO THE HOLDER OF THESE
                           SECURITIES A COPY OF SUCH RESTRICTIONS
                           WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER
                           RECEIPT OF WRITTEN REQUEST THEREFOR
                           ADDRESSED TO THE CORPORATION.

                           (iii)    Purchaser, in offering to subscribe for the
Securities hereunder, has been given access to all material and relevant information concerning AER, thereby enabling Purchaser to make an informed investment decision concerning the Securities. Purchaser has relied solely upon an independent investigation made by it and its representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine data and information relating to AER. In making its investment decision to purchase the Securities, Purchaser is not relying on any oral or written representations or assurances from AER or any other person or any representation of AER or any other person other than as set forth in this Agreement. Without limiting the foregoing, Purchaser has reviewed AER's Annual Report on Form 10-K for the year ended December 31, 1999 and AER's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act.

                           (iv)     Purchaser understands and acknowledges that
an investment in the Securities involves a high degree of risk. Purchaser represents that Purchaser is able to bear the economic risk of an investment in the Securities, which Purchaser acknowledges are currently illiquid and may remain illiquid indefinitely, including a possible total loss of its investment. In making this statement Purchaser hereby represents and warrants to AER that Purchaser has adequate means of providing for Purchaser's current needs and contingencies; Purchaser is able to afford to hold the Securities for an indefinite period and Purchaser further represents that Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Securities. Further, Purchaser represents that Purchaser has no present need for liquidity in the Securities and Purchaser is willing to accept such investment risks.

                           (v)      Purchaser understands that no United States
federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon or made any recommendation or endorsement of AER or the Securities.

                           (vi)     This Agreement is made by AER with Purchaser
in reliance upon Purchaser's representations and covenants made in this Section 3(b), which reliance by its execution of this Agreement Purchaser hereby confirms.

                           (vii)    Purchaser understands that the Securities
have not been registered under the Securities Act or any State Acts and are being offered and sold pursuant to exemptions therefrom based in part upon the representations of Purchaser contained herein.

                           (viii)   Purchaser knows of no public solicitation or
advertisement of an offer in connection with the proposed issuance and sale of the Securities.

                           (ix)     Purchaser has reviewed with its tax advisors
the U.S. federal, state, local and foreign tax consequences of an investment in the Securities and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of AER or any of its agents and understands that Purchaser (and not AER) shall be responsible for Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                           (x)      Purchaser's acquisition of the Securities is
not a transaction (or any element of a series of transactions) that is a part of a plan or scheme to evade the registration provisions of the Securities Act.

         4.       Registration of Shares.

                  (a)      Demand Registration. If at any time prior to eight
(8) years from the date of the Closing, AER shall receive a written request from a Purchaser or Purchasers holding Shares, Conversion Shares, Warrants and Warrant Shares representing at least 25% of the Common Stock issuable upon conversion of the Shares and exercise of the Warrants that AER file a registration statement under the Securities Act, covering the registration of at least $2,000,000 of the Warrant Shares, the Conversion Shares, other shares of Common Stock owned by each Purchaser, and shares of Common Stock owned by Keystone, Inc., David G. Brown, Mark A. Wolfson or "affiliates" or "associates" thereof, as such terms are defined in the Securities Act (collectively the "Third Party Shareholders") to the extent such shares of Common Stock are not then freely tradable under the Securities Act, AER shall first notify in writing any Purchaser who has not joined in such request of such request. Each such Purchaser and any Third Party Shareholder shall have ten (10) days in which to notify AER of its intention to join in the request to register its shares. Not later than ninety (90) days after receipt by AER of a written request for a demand registration pursuant to this Section 4(a), AER shall file a registration statement with the Commission relating to the shares as to which such request for a demand registration relates (the "Requested Shares") and AER shall use its best efforts to cause the registration statement (which may cover, without limitation, an offering on a delayed or continuous basis open for up to one hundred eighty (180) days pursuant to Commission Rule 415) for the Requested Shares to become effective under the Securities Act. AER shall be obligated to effect only three (3) registrations pursuant to this Section 4(a) for all Purchasers and Third Party Shareholders together, and only if the proposed aggregate selling price in any such offering is at least $2,000,000. Any such request shall be subject to the rights of the purchasers of AER Debentures (the "Debenture Subscribers") and Swartz pursuant to the Registration Rights Agreement dated as of November 22, 1995 among AER, the Debenture Subscribers and Swartz.

                  (b) Delay of Registration. Notwithstanding anything to the contrary in Section 4(a), AER shall have the right (i) to defer the initial filing or request for acceleration of effectiveness of any registration pursuant to Section 4(a) or (ii) after effectiveness, to suspend effectiveness of any such registration statement or to require holders to suspend further sales pending amendment (collectively a "Delay"), if, in the good faith judgment of the Board of Directors of AER and upon the advice of counsel to AER, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness or suspension of sales is necessary in light of the existence of material non-public information (financial or otherwise) concerning AER disclosure of which at the time is not, in the opinion of the Board of Directors of AER and upon the advice of counsel, (A) otherwise required and (B) in the best interests of AER; provided, however that AER will not invoke a Delay for more than three (3) months, unless the reason for the Delay is that AER is then engaged in an acquisition, in which case it will use its best efforts to end the Delay as soon as possible and provided, further that AER will not invoke Delays for more than an aggregate of six (6) months in any calendar year. The one hundred eighty (180) day period referred to herein during which the registration statement may be kept current after its effective date shall be extended for an additional number of business days equal to the number of business days during which the right to sell shares was suspended pursuant to the preceding sentence, and, if and to the extent necessary to effect such extension, the eight (8)-year period referred to above shall also be extended. In addition, the eight (8)-year period will also be extended if any registration has been delayed pursuant to the foregoing and cannot be completed within such period.

                  (c) "Piggyback" Registration. If at any time prior to eight (8) years from the date of the Closing, AER shall determine to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its equity securities by it or any of its security holders (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor or similar form), AER will give written notice of its determination to each Purchaser. Upon the written request of a Purchaser or any Third Party Shareholder given to AER within ten (10) days after Purchaser's receipt of any such notice by AER, AER will cause all the Conversion Shares and Warrant Shares and other shares of Common Stock which Purchasers and any of the Third Party Shareholders have requested to have registered (the "Piggyback Shares") to be included in such registration statement; provided, however, that such request shall be subject to the rights of the Debenture Subscribers and Swartz pursuant to the Registration Rights Agreement dated as of November 22, 1995 among AER, the Debenture Subscribers and Swartz, and provided, further that, if the managing underwriter, in the case of an underwritten public offering, determines and advises in writing that the inclusion in the registration statement of all the Piggyback Shares proposed to be included by Purchasers or the Third Party Shareholders would interfere with the successful marketing of the securities proposed to be registered by AER, then the number of such Piggyback Shares to be included in the registration statement shall be reduced in accordance with the recommendations of the managing underwriter, except that if the managing underwriter determines and advises that the inclusion in such registration statement of any Piggyback Shares would so interfere, then no Piggyback Shares shall be included in such registration statement; provided that any such reduction shall be made pro rata with respect to all Purchasers and Third Party Shareholders requesting such registration.

                  (d) Expenses. With respect to each inclusion of shares in a registration statement pursuant to Section 4(a) or 4(b), AER shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for AER and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements not expressly included above shall be borne pro rata by the Purchasers and the Third Party Shareholders whose shares are included in such registration statement.

                  (e) Indemnification, Etc. In the event that shares are registered pursuant to Section 4(a) or 4(b), AER, Purchasers and the Third Party Shareholders shall execute reasonable and customary underwriting, indemnification and lock-up agreements relating to such registration and shall undertake reasonable and customary registration procedures.

                  (f) Termination of Rights. Notwithstanding anything to the contrary in this Section 4, all registration rights set forth in this
Section 4 shall terminate with respect to each Purchaser and Third Party Shareholder at such time as it or he is able to sell all of its or his Common Stock subject to such registration rights pursuant to Rule 144 under the Securities Act within a single three (3)-month period.

         5. Survival; Indemnification. The representations, warranties and agreements made in this Agreement shall survive the Closing. Each party, acknowledging that each of the others is entitled to rely on its representations, warranties and agreements in this Agreement in order to preserve the benefit of the bargain otherwise represented by this Agreement, agrees that neither the survival of such representations, warranties and agreements, nor their enforceability nor any remedies for breaches of them shall be affected by any knowledge of a party regardless of when or how such party acquired such knowledge.

         6.       Miscellaneous.

                  (a) Good Faith Efforts; Further Assurances; Cooperation. The parties shall in good faith undertake to perform their obligations in this Agreement, to satisfy all conditions and to cause the transactions contemplated in this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by the others in order more effectively to consummate or document the transactions contemplated by this Agreement. The parties shall cooperate with each other and their respective counsel, accountants or representatives in connection with any actions required to be taken as part of their respective rights and obligations under this Agreement.

                  (b) Notices. Each notice, communication and delivery under this Agreement (i) shall be made in writing signed by the party making the same, (ii) shall specify the section of this Agreement pursuant to which it is given, (iii) shall be given either in person or by a nationally recognized next business day delivery service or by telecopier, and (iv) if not given in person, shall be given to a party at the address set forth below such party's signature (or at such other address as a party may furnish to the other parties to this Agreement pursuant to this

Section 6(b)). If notice is given pursuant to this Section 6(b) of a permitted successor or assign of a party, then notice shall also thereafter be given as set forth above to such successor or assign of such party.

                  (c) Assignment. No assignment or transfer by a Purchaser or any Third Party Shareholder of their respective rights and obligations under this Agreement shall be made by merger or other operation of law or otherwise except with the prior written consent of AER. This Agreement is binding upon the parties and their successors and assigns and inures to the benefit of the parties and their permitted successors and assigns and, when appropriate to effect the binding nature of this Agreement for the benefit of the other parties, of any other successor or assign.

                  (d) Severability. Any determination by any court of competent jurisdiction of the invalidity of any provision of this Agreement that is not essential for accomplishing its purposes shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

                  (e) Controlling Law; Integration; Amendment; Waiver. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of Georgia (except the laws of that state that would render such choice of laws ineffective). This Agreement supersedes all prior negotiations, agreements and understandings between the parties as to its subject matter, constitutes the entire agreement between the parties as to its subject matter and may not be altered or amended except in writing signed by the parties. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party of any provision or of a breach of any provision of this Agreement, whether by conduct or otherwise, in any one of more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision or of a breach of any other provision of this Agreement.

                  (f) Copies. This Agreement may be executed in two or more copies, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such copies.

         DULY EXECUTED and delivered by Purchasers and AER, on September 27,
2000.


PURCHASERS:                     FW AER II, L.P.

                                By:               /s/    David G. Brown
                                  ----------------------------------------------
                                   Name:           David G. Brown
                                   ---------------------------------------------
                                   Title:          Vice President
                                        ----------------------------------------

                                Address:
                                201 Main Street, Suite 3100
                                Fort Worth, Texas  76102
                                Phone:       (817) 390-8500
                                Fax Number:  (817) 338-2064


                                ELMWOOD PARTNERS II

                                By:               /s/    Jon A. Lindseth
                                   ---------------------------------------------
                                   Name:            Jon A. Lindseth
                                        ----------------------------------------
                                   Title:            Managing Partner
                                         ---------------------------------------

                                Address:
                                12651 Elmwood Avenue
                                Cleveland, Ohio  44111
                                Phone:       (216) 252-4122
                                Fax Number:  (216) 252-5639



AER:                            AER ENERGY RESOURCES, INC.
---


                                By:            /s/    J.T. Moore
                                  ----------------------------------------------
                                     J.T. Moore
                                     Vice President and Chief Financial Officer

                                Address:
                                4600 Highlands Parkway, Suite G
                                Smyrna, Georgia  30082
                                Phone:       (770) 433-2127
                                Fax Number:  (770) 433-2286


                                    * * * * *